Exhibit 3.997

FEE: Minimum fee for up to 1000 shares		$36.00

Fee for shares over 1,000 but less than 200,000 @ 20 per share	+$

Fee for shares over 200,000 but less than 1,000,000 @ 10 per share	+$

Fee for shares over 1,000,000 @ 0.20 per share	+$

Total Fee Due	+$

Corporate Form No. 101 (Oct. 1981)—Page One

ARTICLES OF INCORPORATION

Edwin J. Simcox, Secretary of State of Indiana

Use White Paper—Size 8 1/2 x 11—For Inserts

Filing Requirements—Present 2 originally signed and fully executed copies to Secretary of State, Room 165, State House, Indianapolis 46204

Recording Requirements—Recording of Articles of Incorporation in the Office of the County Recorder is no longer required by the Indiana- General Corporation Act.

ARTICLES OF INCORPORATION
OF
WASTE HAUL, INC.

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of:
(Indicate appropriate act)
     ☒    Indiana General Corporation Act                               ☐   Indiana Professional Corporation Act of 1983
as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation:
ARTICLE I
Name
The name of the Corporation is
Wastehaul, Inc.
(The name must contain the word “Corporation” or “Incorporated”, or an abbreviation of one of these words.)
ARTICLE II
Purposes
The purposes for which the Corporation is formed are: to conduct any activities allowed by law including initially to provide disposal services.

Corporate Form No. 101—Page Two
Prescribed by Edwin J. Simcox, Secretary of State
(Oct. 1981)
ARTICLE III
Period of Existence

The period during which the Corporation shall continue is	PERPETUAL (perpetual or a stated period of time)
ARTICLE IV
Resident Agent and Principal Office
Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is

Donald J. Haan	6978 Castilian

(Name)	(Number and Street or Building)

Demotte	Indiana	46310

(City)	(State)	(Zip Code)
Section 2. Principal Office. The post office address of the principal office of the Corporation is

P.O. BOX 8508	Michigan City	Indiana	46360

(Number and Street or Building)	(City)	(State)	(Zip Code)
(The resident agent and principal office address must be located in Indiana.)
ARTICLE V
Authorized Shares
Section 1. Number of Shares:
The total number of shares which the Corporation is to have authority to issue is 1000.
A.	The number of authorized shares which the corporation designates as having par value is 1000 with a par value of $1.00.

B.	The number of authorized shares which the corporation designates as without par value is .
Section 2. Terms of Shares (if any):

Corporate Form No. 101— Page Three
Prescribed by Edwin J. Simcox, Secretary of State
(Oct. 1981)
ARTICLE VI
Requirements Prior To Doing Business
     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.
ARTICLE VII
Director(s)
     Section 1. Number of Directors: The initial Board of Directors is composed of 1 member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be                                                              .
     Section 2. Names and Post Office Addresses of the Dircctor(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

Donald J. Haan	6978 Castilian	Demotte	Ind.	46310
     Section 3. Qualifications of Directors (if any):

Corporate Form No. 101—Page Four
Prescribed by Edwin J. Simcox, Secretary of State
(Oct. 1981)
ARTICLE VIII
Incorporator(s)
     The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

Donald J. Haan	6978 Castilian	Demotté	Ind.	46310
ARTICLE IX
Provisions for Regulation of Business
and Conduct of Affairs of Corporation
(“Powers” of the Corporation, its directors or shareholders)
(Attach additional pages, if necessary)
     THIS DOCUMENT MUST BE SIGNED BY ALL INCORPORATORS.
I (We) hereby verify-subject to penalties of perjury that the facts contained herein are true. (Notarization not necessary)

/s/ DONALD J. HAAN	/s/ DONALD J. HAAN

(Written Signature)	(Printed Signature)

(Written Signature)	(Printed Signature)

(Written Signature)	(Printed Signature)
This instrument was prepared by                                                                                                                             , Attorney at
(Name)

Law,

	(Number and Street or Building)	(City)	(State)	(Zip code)